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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on the July 23, 1997 financial statements of Wells Real Estate Investment Trust, Inc. and to all references to our firm included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP



Atlanta, Georgia
November 6, 1997